Exhibit 4.1

AGREEMENT AND AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Agreement and Amendment No. 3 to Credit Agreement (this “Agreement”) dated as of June 27, 2017 (the “Amendment Effective Date”) is among Oceaneering International, Inc., a Delaware corporation (the “Borrower”), ABN AMRO Capital USA LLC (“ABN”), the other Lenders (as defined below) party hereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as Swing Line Lender (as defined in the Credit Agreement described below).
INTRODUCTION
A.    The Borrower, the Administrative Agent, the Swing Line Lender and the lenders party thereto from time to time (the “Lenders”) are parties to that certain Credit Agreement dated as of October 27, 2014 (as heretofore amended or modified, the “Credit Agreement”).
B.    Pursuant to that certain Agreement and Amendment No. 2 to Credit Agreement dated as of November 21, 2016 among the Borrower, all Lenders other than The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), the Administrative Agent and the Swing Line Lender (the “Amendment No. 2”) (i) the Revolving Maturity Date for each Revolving Lender (other than BTMU) was extended to October 25, 2021 and (ii) the Term Maturity Date for each Term Lender (other than BTMU) was extended to October 25, 2019.
C.    Subsequent to the closing of the Amendment No. 2, BTMU assigned all of its rights and obligations as a Lender under the Credit Agreement to ABN and the Borrower has requested that ABN extend its Revolving Maturity Date to October 25, 2021 and its Term Maturity Date to October 25, 2019.
THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.    Amendments to Credit Agreement.

(a)    Section 1.1 (Certain Defined Terms) of the Credit Agreement is hereby amended by replacing the definitions for “Revolving Maturity Date” and “Term Maturity Date” in their entirety with the following corresponding definitions:
“Revolving Maturity Date” means the earlier of (a) October 25, 2021 and (b) the termination in whole of the Revolving Commitments and acceleration of the Revolving Advances pursuant to Article 7.
“Term Maturity Date” means the earlier of (a) October 25, 2019 and (b) the termination in whole of the Term Commitments and acceleration of the Term Advances pursuant to Article 7.
Section 3.    Extensions of Maturity Dates. ABN agrees to the extension of its scheduled Revolving Maturity Date to October 25, 2021 and its scheduled Term Maturity Date to October 25, 2019. The Borrower has requested such extensions and hereby agrees to such extensions.
Section 4.    Representations and Warranties. The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect hereto, no Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, partnership, or limited liability company power, as applicable, and authority of the Borrower and have been duly authorized by appropriate governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.
Section 5.    Conditions to Effectiveness. This Agreement shall become effective on the Amendment Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions which may occur prior to or concurrently with the closing of this Agreement:
(a)    The Administrative Agent shall have received this Agreement executed by the Borrower, the Administrative Agent, the Swing Line Lender, ABN and the Majority Lenders, which may include ABN;
(b)    The Administrative Agent shall have received a certificate of good standing for the Borrower in the state in which it is organized, which certificate shall be (i) dated a date not earlier than 30 days prior to Amendment Effective Date or (ii) otherwise effective on the Amendment Effective Date;

(c)    The Administrative Agent shall have received a secretary’s certificate for the Borrower executed by the appropriate officer and certifying (i) the incumbency of the officers of the Borrower who will be executing this Agreement, (ii) authorizing resolutions with respect to this Agreement or resolutions adopted in connection with the original closing of the Credit Agreement that authorized any extensions of the Maturity Dates and other amendments to the Credit Agreement, which resolutions have not been revoked, and (iii) the organizational documents of the Borrower or that such organizational documents certified in connection with the original closing of the Credit Agreement have not been amended, supplemented or otherwise modified and that such organizational documents remain in full force and effect as of the Amendment Effective Date; and
(d)    The Borrower shall have (i) paid all reasonable fees and expenses of the Administrative Agent's outside legal counsel pursuant to all invoices presented for payment on or prior to the Amendment Effective Date, and (ii) executed and delivered such fee letter requested by ABN and paid the fees agreed to therein.
Section 6.    Acknowledgments and Agreements.
(a)    The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. The Borrower, Administrative Agent, Swing Line Lender and each Lender does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.
(b)    Nothing herein shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents (except as expressly set forth in Sections 2 and 3 of this Agreement), (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Credit Documents.
(c)    From and after the Amendment Effective Date, all references to the Credit Agreement and the Credit Documents shall mean the Credit Agreement and such Credit Documents, as amended by this Agreement. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
Section 7.    Counterparts; Successors and Assigns; Severability. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile or by e-mail (PDF) signature and all such signatures shall be effective as originals. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
Section 8.    Governing Law. This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 9.    Integration. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
IN EXECUTING THIS AGREEMENT, THE BORROWER HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.
[The remainder of this page has been left blank intentionally.]

EXECUTED to be effective as of the date first above written.
BORROWER:
OCEANEERING INTERNATIONAL, INC.
By:    /S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

ADMINISTRATIVE AGENT/LENDERS:
WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender,
Revolving Lender and Term Lender
By:    /S/ BENJAMIN KERR
Benjamin Kerr
Vice President

DNB CAPITAL LLC
as Revolving Lender and Term Lender
By:            /S/ JILL ILSKI
Name:        Jill Ilski
Title:        First Vice President
By:            /S/ ROB DUPREE
Name:        Rob Dupree
Title:        Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
as Revolving Lender and Term Lender
By:            /S/ BALAJI RAJGOPAL
Name:        Balaji Rajgopal
Title:        Associate Director

JPMORGAN CHASE BANK, N.A.
as Revolving Lender and Term Lender
By:            /S/ ROBERT MENDOZA
Name:        Robert Mendoza
Title:        Authorized Signatory

BANK OF AMERICA, N.A.
as Revolving Lender and Term Lender
By:            /S/ TYLER ELLIS
Name:        Tyler Ellis
Title:        Director

STANDARD CHARTERED BANK
as Revolving Lender and Term Lender
By:        /S/ STEVEN ALOUPIS A2388
Name:        Steven Aloupis A2388
Title:        Managing Director
Loan Syndications

ABN AMRO CAPITAL USA LLC
as Revolving Lender and Term Lender
By:            /S/ URVASHI ZUTSHI
Name:        Urvashi Zutshi
Title:        Managing Director
By:            /S/ JUSTIN K. MARTIN
Name:        Justin K. Martin
Title:        Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Revolving Lender and Term Lender

By:            /S/ MIKHAIL FAYBUSOVICH
Name:        Mikhail Faybusovich
Title:        Authorized Signatory
By:            /S/ LEA BAERLOCHER
Name:        Lea Baerlocher
Title:        Authorized Signatory

SKANDINAVISKA ENSKILDA BANKEN AB
as Revolving Lender and Term Lender
By:            /S/ PENNY NEVILLE-PARK
Name:        Penny Neville-Park
Title:        Authorised Signatory
By:            /S/ SIMON HICKMAN
Name:        Simon Hickman
Title:        Authorised Signatory